UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2010

NATIONWIDE UTILITIES CORP.
 (Exact name of registrant as specified in its charter)

Nevada	000-25579	87-0571853
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2498 West 41st Avenue, P.O. Box 157, Vancouver, British Columbia, Canada	V6M 2A5
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 604-608-5702 (fax)

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Agreement.

On September 7, 2010, it was determined by the Board of Directors of the Company that the Share Exchange Agreement (the “SEA”) entered into on August 27, 2009 by the Company and Nationwide Energy Portal, Inc. was not in the best interest of the shareholders of the Company. As a result, the Company executed a rescission agreement (the “Rescission”) in order to rescind the SEA, with an effective date of September 30, 2010.

As a result of the Rescission and pursuant to the terms there under, NEP is no longer a 100% wholly owned subsidiary of the Company. As a further result of the Rescission and pursuant to the terms there under, Company shares issued to the Vendors at closing of the SEA were handed over to the Company for return to the Company’s treasury for cancellation.

All financial debts, obligations, liabilities and accruals attributable to the operations of the Company since October 15, 2009; and, all financial debts, obligations, liabilities and accruals attributable to NEP since its inception have been assigned exclusively to and assumed by NEP.

As a result of the Rescission and pursuant to the terms thereunder, the Company holds a 13.7% voting equity interest in NEP (the “NEP Voting Interests”).

Item 3.01 Notice of De-listing or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Company’s failure to timely submit the required regulatory filings under the former management of the principals of NEP, inclusive of the required 8K/A3 consolidated pro-forma financial statements of the merged operations of the Company and NEP resulting from the SEA, the required 2009 year-end audit under Form 10-K, the required quarterly review under Form 10-Q for the three months ending March 31, 2010 and the required quarterly review under Form 10-Q for the six months ending June 30, 2010, the Company failed to satisfy the FINRA continued listing rules and standards required of a fully reporting United States public issuer and was de-listed from the United States Over the Counter Bulletin Board. The Company’s common shares currently trade on the Pink Sheets.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Pursuant to the terms of the Rescission, Company Chairman, Chief Executive Officer, President and Director, William Branton Wallace III has resigned from the Company effective September 30, 2010 and has resigned from the Board of Directors of the Company effective September 30, 2010. The Company has been released by Mr. Wallace of any and all claims, accruals, severance and/or other forms of compensation of any manner whatsoever and has additionally, been indemnified by Mr. Wallace pursuant to the terms and provisions of the Rescission.

Pursuant to the terms of the Rescission, Company Chief Technology Officer and Director, Michael D. Massingill has resigned from the Company effective September 30, 2010 and has resigned from the Board of Directors of the Company effective September 30, 2010. The Company has been released by Mr. Massingill of any and all claims, accruals, severance and/or other forms of compensation of any manner whatsoever and has additionally, been indemnified by Mr. Massingill pursuant to the terms and provisions of the Rescission

Sacha H. Spindler has been elected to the Board of Directors of the Company as Director and has been appointed as President, Secretary and Treasurer of the Company effective September 30, 2010.

Item 8.01 Other Events

Effective immediately, the Company’s address has changed to the following:

Nationwide Utilities Corp.
2498 West 41st Avenue, P.O. Box 157,
Vancouver, British Columbia, V6M 2A5 Canada
Fax: 604-608-5702

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2010

NATIONWIDE UTILITIES CORP.

By: /s/ Sacha H. Spindler
Sacha H. Spindler
President & Director

3